                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                 UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   94-0304228
                       I.R.S. Employer Identification No.

 120 S. San Pedro St., Suite 400
       Los Angeles, California                                         90012
----------------------------------------                             ---------
(Address of principal executive offices)                             (Zip Code)

                                Vivian R. Savedra
                 Union Bank of California, National Association
                             120 S. San Pedro Street
                           Corporate Trust - 4th Floor
                              Los Angeles, Ca 90012
                                 (213) 972-5673
            (Name, address and telephone number of agent for service)

                                KELLWOOD COMPANY
                     (Issuer with respect to the Securities)

            Delaware                                 36-2472410
--------------------------------        ------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

             600 Kellwood Parkway
            Chesterfield, Missouri                                   63017
            ----------------------                                   -----
   (Address of Principal Executive Offices)                        (Zip Code)


                                KELLWOOD COMPANY
            $200,000,000 3.50% Convertible Senior Debentures due 2034

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

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.
                          Comptroller of the Currency
                          Washington, D.C.

         b)       Whether it is authorized to exercise corporate trust powers.
                          Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None

         In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

ITEMS 3-15   Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1.       A copy of the Articles of Association of the Trustee.*

         2. A copy of the certificate of authority of the Trustee to commence business.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4.       A copy of the existing bylaws of the Trustee.*

         5. A copy of each Indenture referred to in Item 4. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated by reference to Registration Number 333-103873 filed with the SEC.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 19th day of November, 2004.

                       UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

                       By: /s/ Vivian R. Savedra
                           ------------------------------------------
                                  Vivian R. Savedra
                                  Vice President

                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE
                      REQUIRED BY SECTION 321(b) OF THE ACT

                                November 19, 2004

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for indebtedness between Kellwood Company (the "Company") and Union Bank of California, N.A. (the "Trustee"), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely,

Union Bank of California, N.A.

By:

    /s/ Vivian R. Savedra
    ------------------------------
    Vivian R. Savedra
    Corporate Trust Vice President

                                                                       Exhibit 7
                                                                          Page 1

                       Consolidated Report of Condition of

                 Union Bank of California, National Association

of San Francisco in the State of California, at the close of business March 31, 2004, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

                                                                                     Dollar Amounts
                                                                                      In Thousands
ASSETS
Cash and balances due from depository institutions:
         Noninterst-bearing balances and currency and coin                            $2,154,165
         Interest-bearing balances                                                       239,556
Securities:
         Held-to-maturity securities                                                           0
         Available-for-sale securities                                                11,591,835
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices       '                                3,517,500
         Securities purchased under agreements to resell                                       0
Loans and lease financing receivables:
         Loans and leases held for sale                                                    3,206
         Loans and leases, net of unearned income                                     25,402,467
         LESS: Allowance for loan and lease losses                                       491,648
         Loans and leases, net of unearned income and allowance                       24,910,819
Trading assets                                                                           322,726
Premises and fixed assets                                                                510,474
Other real estate owned                                                                    6,152
Investments in unconsolidated subsidiaries and associated companies                           95
Customers' liability to this bank on acceptances outstanding                              50,554
Intangible assets:
         Goodwill                                                                        314,993
         Other intangible assets                                                          62,365
Other assets                                                                           1,780,019
                                                                                      ----------
Total assets                                                                          45,464,459
                                                                                      ----------

                                                                       Exhibit 7
                                                                          Page 2



LIABILITIES
Deposits:
In domestic offices                                                                   37,000,376
         Noninterest-bearing                                                          18,741,362
         Interest-bearing                                                             18,259,014
In foreign offices, Edge and Agreement subsidiaries, and IBFs                          2,893,476
         Noninterest-bearing                                                             661,120
         Interest-bearing                                                              2,232,356
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                                     228,042
         Securities sold under agreements to repurchase                                   97,196
Trading liabilities                                                                      125,145
Other borrowed money                                                                     202,484
Bank's liability on acceptances executed and outstanding                                  50,554
Subordinated notes and debentures                                                        100,000
Other liabilities                                                                        756,775
Total liabilities                                                                      1,454,048
                                                                                      ----------
Minority interest in consolidated subsidiaries                                                 0

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                  0
Common stock                                                                             604,577
Surplus                                                                                1,240,658
Retained earnings                                                                      2,057,477
Accumulated other comprehensive income                                                   107,699
Other equity capital components                                                                0
                                                                                      ----------
Total equity capital                                                                   4,010,411
                                                                                      ----------
Total liabilities, minority interest, and equity capital                              45,464,459
                                                                                      ----------